Exhibit 99.1

press release

Media contact:	Investor contact:
Mike Jacobsen, APR	Christine Marchuska, CAIA
+1 330 490 4498	+1 607 206 9212
michael.jacobsen@dieboldnixdorf.com	christine.marchuska@dieboldnixdorf.com

FOR IMMEDIATE RELEASE:

August 02, 2022

Diebold Nixdorf Reports 2022 Second Quarter Financial Results

Please visit http://www.dieboldnixdorf.com/earnings for a comprehensive shareholder letter and additional content

HUDSON, Ohio - Diebold Nixdorf (NYSE:DBD) today reported its second quarter 2022 financial results.

Key Highlights

•	Robust order entry activity, ending the second quarter with a record $1.4 billion in backlog
•	Reported revenue of $852 million, up 3% sequentially, reflecting sustained customer demand for the company’s products and services
•	Reaffirm Adjusted EBITDA guidance of $320 million to $350 million
•

New operating model well underway, with ~$120 million of annualized costs either removed or in a transition period, equating to roughly $12 million of non-GAAP savings in Q2 and representing approximately 80% of the company’s previously disclosed $150 million+ cost savings plan

Octavio Marquez, Diebold Nixdorf president and chief executive officer, said: “During my first full quarter as CEO, we delivered on our prior commitments with sequential quarter-over-quarter improvement on a number of key measures. Over the past several weeks, our company has worked quickly to take important steps to become more agile and better equipped to face challenges in a difficult macroeconomic environment. We recently implemented a new and simplified operating model that will help us improve our financial performance, elevate customer service and put us on a path toward a stronger future. We have confidence our new operating model will ultimately drive us forward and help our efforts to focus on what matters most – serving customers and creating value for shareholders.

“While we strive to improve what we do and how we do it as a company, we are still working against the expected challenges we faced during the past few quarters. We also expect foreign currency exchange (FX) will be an additional, significant headwind in the second half of the year given our scale in Europe. However, we are continuing to respond to these challenges swiftly and deploying mitigation tactics wherever possible. I am pleased with the early progress we are making with simplifying and streamlining our business, executing on our cost savings plan, and moving forward with our refinancing efforts all while continuing to navigate the uncertain macroeconomic environment.”

Business Highlights

•	Banking
°

DN Series™ ATMs are now live in over 90 countries with over 570 certifications; shift away from legacy devices continues, with DN Series cash recyclers comprising 82% of new banking orders in North America

°

Secured an ~$8 million deal with one of the largest banks in Egypt including expansion of their fleet to ~50% DN Series ATMs including cash recyclers, a software win for our Vynamic suite and a six-year maintenance contract

°	Won a ~$6 million Managed Services deal for a large bank in India, a new contract including ATM monitoring, event management, help desk, cash forecasting, site maintenance and more
°	Awarded a ~$5 million contract with a major U.S.-based financial institution operating in ~30 states to refresh their existing fleet of ATMs with DN Series – displacing a competitor

•	Retail
°	Self-checkout (SCO) products continue to drive our Retail business, with these solutions growing faster than the market, specifically in Europe
°

Secured a ~$20 million win with a U.K.-based conglomerate that encompasses both high-end retail stores and grocery for SCO replacements as well as a five-year contract for services, including maintenance

°

Continue to make progress with our SCO solutions in the U.S. as we won an ~$5 million contract for a U.S.-based chain of specialty discount stores for these products and are accelerating deployments with large European grocers across the U.S.

°

Continued progress in leveraging services business in the EV space — extending our pilot with Chargepoint to additional regions; went live with Alfen adding eight additional countries; and added countries and retail projects with Compleo

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Jeff Rutherford, Diebold Nixdorf executive vice president and chief financial officer, said: “We remain encouraged by order entry activity, a forward-looking indicator of demand, and are confident in our operating model as we continue to implement cost savings and additional operational rigor to accelerate the pace of backlog conversion to revenue and free cash flow. As a result, we are reiterating our adjusted EBITDA guidance range and our free cash flow outlook. Free cash flow is directly correlated with our expected adjusted EBITDA guidance as well as working capital normalization. Note our free cash flow guidance includes cash restructuring charges. To reflect ongoing challenges in the macroeconomic environment, we are adjusting our full-year revenue outlook. The company currently expects total revenue of $3.55 billion to $3.75 billion, with a majority of the adjustment attributable to unfavorable FX impacts. Adjusted EBITDA and free cash flow guidance considers that savings from our restructuring plan and other cost management measures will offset our adjusted revenue guidance. On a constant currency basis adjusting for divestitures, we expect full-year revenue to be flat on a year-over-year basis.”

Full-year 2022 Outlook

	Previous Outlook	Revised Outlook
Total Revenue	$3.7B - $3.9B	$3.55B - $3.75B
Adjusted EBITDA (Non-GAAP measure)[1]	$320M - $350M	$320M - $350M
Free cash flow (Non-GAAP measure)[2]	Break even	Break even
Return on Invested Capital (Non-GAAP measure)[1,3]	~13%	~13%

Segment Reporting Structure

In the second quarter of 2022, the company reorganized its reportable segments due to the simplification of its organizational structure. The new reportable segments are Global Banking and Global Retail, which aligns with how the company makes key operating decisions, allocate resources and assess performance going forward. The new Banking segment’s sales and cost of sales are the summation of the historical Americas Banking and Eurasia Banking segments. The segment change has no impact on Retail’s sales or cost of sales. Certain corporate costs and Non-GAAP adjustments are not assigned to our reportable segments, as these charges are managed separately from the segment information the company uses to make operating decisions and assess performance.

Also in connection with the operating structure simplification, the company will no longer be separately reporting software sales and software cost of sales in its earnings materials. Rather, and consistent with its historical reporting on Form 10-Q and Form 10-K, the company will report product and service sales and cost of sales. Software licenses are included in product, while software maintenance and support and professional services are reported within service.

Prior-periods have been recast to conform to the new reporting structure. Reconciliations between the new and historical format are included within the shareholder letter being furnished with this release and available on the Company’s website. These changes did not impact the consolidated financial statements.

1 - With respect to the company’s adjusted EBITDA and Return on Invested Capital (ROIC) outlook for 2022, it is not providing a reconciliation to the most directly comparable GAAP financial measures because it is unable to predict with reasonable certainty those items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. These measures primarily exclude future restructuring actions and net non-routine items. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, operating profit and net income calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of Non-GAAP financial measures.

2 - Free cash flow is a Non-GAAP financial measure defined as net cash provided by operating activities from continuing operations less capital expenditures, less cash used for capitalized software development, and excluding the impact of changes in cash of assets held for sale and the use of cash for M&A and the legal settlement for impaired cloud implementation costs, and excluding the use of cash for the settlement of foreign exchange derivative instruments. With respect to the company’s Non-GAAP free cash flow outlook for 2022, it is not providing a reconciliation to the most directly comparable GAAP financial measure because it is unable to predict with reasonable certainty those items that may affect such measure calculated and presented in accordance with GAAP without unreasonable effort. This measure primarily excludes the future impact of changes in cash of assets held for sale, cash used for M&A activities and the settlement of foreign exchange derivative instruments. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, net cash provided (used) by operating activities calculated and presented in accordance with GAAP. Please see “Non-GAAP Financial Measures and Other Information” for additional information regarding our use of Non-GAAP financial measures.

3 - ROIC is defined as tax-effected adjusted operating profit (NOPAT), utilizing an estimated 30% effective tax rate, divided by average invested capital for the period.

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Overview Presentation and Conference Call

More information on Diebold Nixdorf’s quarterly earnings is available on its Investor Relations website. Octavio Marquez, president and chief executive officer, and Jeffrey Rutherford, executive vice president and chief financial officer, will discuss the company’s financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call / webcast are available at http://www.dieboldnixdorf.com/earnings. The replay of the webcast can be accessed on the website for up to three months after the call.

About Diebold Nixdorf

Diebold Nixdorf, Incorporated (NYSE: DBD) is a world leader in enabling connected commerce. We automate, digitize and transform the way people bank and shop. As a partner to the majority of the world’s top 100 financial institutions and top 25 global retailers, our integrated solutions connect digital and physical channels conveniently, securely and efficiently for millions of consumers each day. The company has a presence in more than 100 countries with approximately 22,000 employees worldwide. Visit www.DieboldNixdorf.com for more information.

Twitter: @DieboldNixdorf

LinkedIn: www.linkedin.com/company/diebold

Facebook: www.facebook.com/DieboldNixdorf

YouTube: www.youtube.com/dieboldnixdorf

Non-GAAP Financial Measures and Other Information

To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, adjusted diluted earnings per share, free cash flow (use) and unlevered free cash flow (use), net debt, EBITDA, adjusted EBITDA and constant currency results. The company calculates constant currency by translating the prior year results at current year exchange rates. The company uses these Non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these Non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these Non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these Non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its Non-GAAP financial measures are specific to the company and the Non-GAAP financial measures of other companies may not be calculated in the same manner. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditure and working capital requirements. We are also providing EBITDA and adjusted EBITDA in light of our credit agreement and the secured and unsecured senior notes. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development, changes in cash of assets held for sale and the use of cash for M&A and the legal settlement for impaired cloud implementation costs, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. Unlevered free cash flow (use) provides incremental visibility into the company’s liquidity by excluding cash used for interest payments from free cash flow (use). For more information, please refer to the section, “Notes for Non-GAAP Measures.”

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Forward-Looking Statements

This press release contains statements that are not historical information and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated revenue, future liquidity and financial position.

Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others:

•

the overall impact of global supply chain complexities on the company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the company’s reliance on suppliers, subcontractors and availability of raw materials and other components;

•

the ultimate impact of the ongoing COVID-19 pandemic, and other public health emergencies, including further adverse effects to the company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations;

•

the company’s ability to successfully meet its cost-reduction goals and to continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as the current cost savings plan;

•	the success of the company’s new products, including its DN Series line and EASY family of retail checkout solutions;
•	the impact of a cybersecurity breach or operational failure on the company’s business;
•	the company’s ability to generate sufficient cash to service its debt or to comply with the covenants contained in the agreements governing its debt and to successfully refinance its debt;
•	the company’s ability to attract, retain and motivate key employees;
•

changes in the company’s intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;

•	the company’s success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances;
•

the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the Company’s favor at the lower court level in May 2022) and the merger/squeeze-out;

•

the impact of market and economic conditions, including the proliferation of cash and any deterioration or disruption in the financial and service markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce the company’s customer base and/or adversely affect its customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit; competitive pressures, including pricing pressures and technological developments;

•

changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the conflict between Russia and Ukraine), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the company’s operations;

•	the company’s ability to maintain effective internal controls;
•	unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments;
•	the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the company’s ability to comply with government regulations; and
•	other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021 and in other documents the company files with the SEC.

You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only to the date of this document.

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Summary Financial Results

	Three months ended
	June 30, 2022		June 30, 2021		% Change
($ in millions, except per share data)	GAAP	Non-GAAP[4]	GAAP	Non-GAAP[4]	GAAP		Non-GAAP

Total net sales	$851.7	$846.0	$943.5	$943.5	(9.7)		(10.3)

Gross profit	$160.8	$209.9	$251.9	$261.8	(36.2)		(19.8)

Operating profit (loss)	$(91.5)	$52.3	$12.9	$63.1	N/M		(17.1)

Operating margin	(10.7)%	6.2%	1.4%	6.7%	(1,210	) bps	(50	) bps

Net income (loss)	$(199.1)	$31.6	$(30.3)	$8.0	N/M		N/M

Diluted earnings/(loss) per share[5]	$(2.52)	$0.38	$(0.39)	$0.10	N/M		N/M

Adjusted EBITDA		$70.9		$86.3			(17.8)

•

Total net sales decreased 9.7%, or 91.8 million YoY, primarily due to the foreign currency translation impact of the declining value or the Euro in comparison to the U.S. dollar and longer lead times resulting from global supply chain and logistics issues.

•	Non-GAAP operating profit declined 17.1% to $52.3 million and Non-GAAP operating margin decreased 50 bps to 6.2% due primarily to revenue delays and net inflationary costs.

	Q2 2022	Q2 2021	YTD 6/30/2022	YTD 6/30/2021	TTM 6/30/2022

Net cash (used) provided by operating activities (GAAP measure)	$(80.4)	$(78.5)	$(306.6)	$(143.7)	$(39.6)

Excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities	—	8.2	3.4	7.6	16.8

Excluding the use of cash for the settlement of foreign exchange derivative instruments	0.7	0.1	0.7	4.5	0.7

Excluding the use of cash for the legal settlement related to the impaired cloud-based ERP implementation fees	5.0	—	5.0	—	5.0

Capital expenditures	(4.1)	(3.7)	(8.1)	(6.2)	(18.8)

Capitalized software development	(9.8)	(5.3)	(17.4)	(11.2)	(37.3)

Free cash flow (use) (Non-GAAP measure)	$(88.6)	$(79.2)	$(323.0)	$(149.0)	$(73.2)

Add back: cash interest	$27.9	$27.0	$86.5	$87.0	$174.6

Unlevered free cash flow (use) (Non-GAAP measure)	$(60.7)	$(52.2)	$(236.5)	$(62.0)	$101.4

•

Free cash use of $88.6 million in the quarter was unfavorable by $9.4 million versus the prior year quarter reflecting reduced profitability and cash used for inventory purchases, partially offset by strict payables management.

4 - See note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense and impairment of assets; note 2 for adjusted EBITDA; and note 3 for adjusted net income/loss and adjusted EPS.

5 - Represents Diluted earnings/(loss) per share attributable to Diebold Nixdorf, Incorporated.

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Financial Results of Operations and Segments

GAAP Revenue Summary by Reportable Segment & Business Line - Unaudited

Three months ended June 30, 2022 compared to three months ended June 30, 2021

	Three months ended June 30
($ in millions)	2022	2021	% Change	% Change in CC6

Banking

Services	$389.3	$424.0	(8.2)%	(4.5)%

Products	200.9	214.5	(6.3)%	(0.4)%

Total Banking Revenue	$590.2	$638.5	(7.6)%	(3.1)%

Retail

Services	$136.1	$162.7	(16.3)%	(7.2)%

Products	125.4	142.3	(11.9)%	(3.5)%

Total Retail Revenue	$261.5	$305.0	(14.3)%	(5.5)%

Total by Business Line

Services	$525.4	$586.7	(10.4)%	(5.2)%

Products	326.3	356.8	(8.5)%	(1.6)%

Total Revenue	$851.7	$943.5	(9.7)%	(3.9)%

Six months ended June 30, 2022 compared to six months ended June 30, 2021
	Six months ended
	June 30

($ in millions)	2022	2021	% Change	% Change in CC6

Banking

Services	$772.9	$841.2	(8.1)%	(5.2)%

Products	380.0	436.8	(13.0)%	(8.7)%

Total Banking Revenue	$1,152.9	$1,278.0	(9.8)%	(6.3)%

Retail

Services	$278.7	$319.1	(12.7)%	(5.2)%

Products	249.9	290.3	(13.9)%	(7.2)%

Total Retail Revenue	$528.6	$609.4	(13.3)%	(6.2)%

Total by Business Line

Services	$1,051.6	$1,160.3	(9.4)%	(5.2)%

Products	629.9	727.1	(13.4)%	(8.1)%

Total Revenue	$1,681.5	$1,887.4	(10.9)%	(6.3)%

6 - The company calculates constant currency by translating the prior-year period results at current year exchange rates.

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GAAP and Non-GAAP Profit/Loss Summary - Unaudited Three months ended June 30, 2022 compared to three months ended June 30, 2021
	Three months ended
	June 30, 2022		June 30, 2021		Change

($ in millions)	GAAP	Non-GAAP[7]	GAAP	Non-GAAP[7]	GAAP	Non-GAAP

Services	$525.4	$524.6	$586.7	$586.7	$(61.3)	$(62.1)

Products	326.3	321.4	356.8	356.8	(30.5)	(35.4)

Total net sales	$851.7	$846.0	$943.5	$943.5	$(91.8)	$(97.5)

Services	$150.3	$158.7	$176.8	$185.0	$(26.5)	$(26.3)

Products	10.5	51.2	75.1	76.8	(64.6)	(25.6)

Total gross profit	$160.8	$209.9	$251.9	$261.8	$(91.1)	$(51.9)

Services	28.6%	30.3%	30.1%	31.5%	(150) bps	(130) bps

Products	3.2%	15.9%	21.0%	21.5%	(1,780) bps	(560) bps

Total gross margin	18.9%	24.8%	26.7%	27.7%	(780) bps	(290) bps

Operating expenses	$252.3	$157.6	$239.0	$198.7	$13.3	$(41.1)

Operating profit (loss)	$(91.5)	$52.3	$12.9	$63.1	$(104.4)	$(10.8)

Operating margin	(10.7)%	6.2%	1.4%	6.7%	(1,210) bps	(50) bps

Six months ended June 30, 2022 compared to six months ended June 30, 2021

	Six months ended

	June 30, 2022		June 30, 2021		Change

($ in millions)	GAAP	Non-GAAP[7,8]	GAAP	Non-GAAP[7]	GAAP	Non-GAAP

Services	$1,051.6	$1,048.1	$1,160.3	$1,160.3	$(108.7)	$(112.2)

Products	629.9	622.3	727.1	727.1	(97.2)	(104.8)

Total net sales	$1,681.5	$1,670.4	$1,887.4	$1,887.4	$(205.9)	$(217.0)

Services	$302.3	$312.1	$360.8	$368.6	$(58.5)	$(56.5)

Products	43.8	83.8	164.3	166.6	(120.5)	(82.8)

Total gross profit	$346.1	$395.9	$525.1	$535.2	$(179.0)	$(139.3)

Services	28.7%	29.8%	31.1%	31.8%	(230) bps	(200) bps

Products	7.0%	13.5%	22.6%	22.9%	(1,560) bps	(940) bps

Total gross margin	20.6%	23.7%	27.8%	28.4%	(720) bps	(470) bps

Operating expenses	$521.0	$344.5	$476.0	$393.1	$45.0	$(48.6)

Operating profit (loss)	$(174.9)	$51.4	$49.1	$142.1	$(224.0)	$(90.7)

Operating margin	(10.4)%	3.1%	2.6%	7.5%	(1,300) bps	(450) bps

7 - See note 1 below for GAAP to Non-GAAP adjustments to net sales, gross profit and operating expenses, which include selling and administrative expense, research, development and engineering expense and impairment of assets.

8 - Excludes the results of the non-core European retail business that is held for sale, which represents a change to the previously published first quarter information. Refer to note 1 below for further information.

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Profit/Loss Summary by Segment - Unaudited9

Three months ended June 30, 2022 compared to three months ended June 30, 2021

	Three months ended

	June 30, 2022		June 30, 2021		Change
	Banking	Retail	Banking	Retail	Banking	Retail

($ in millions)

Services	$389.3	$135.3	$424.0	$162.7	$(34.7)	$(27.4)

Products	200.9	120.5	214.5	142.3	(13.6)	(21.8)

Total net sales	$590.2	$255.8	$638.5	$305.0	$(48.3)	$(49.2)

Services	$117.7	$41.0	$135.9	$49.1	$(18.2)	$(8.1)

Products	29.8	21.4	48.4	28.4	(18.6)	(7.0)

Total gross profit	$147.5	$62.4	$184.3	$77.5	$(36.8)	$(15.1)

Services	30.2%	30.3%	32.1%	30.2%	(180) bps	10 bps

Products	14.8%	17.8%	22.6%	20.0%	(770) bps	(220) bps

Total gross margin	25.0%	24.4%	28.9%	25.4%	(390) bps	(100) bps

Operating expenses[10]	$67.0	$27.8	$82.5	$38.4	$(15.5)	$(10.6)

Operating profit	$80.5	$34.6	$101.8	$39.1	$(21.3)	$(4.5)

Operating margin	13.6%	13.5%	15.9%	12.8%	(230) bps	70 bps

Six months ended June 30, 2022 compared to six months ended June 30, 2021
	Six months ended
	June 30, 2022		June 30, 2021		Change
	Banking	Retail	Banking	Retail	Banking	Retail

($ in millions)

Services	$772.9	$275.2	$841.2	$319.1	$(68.3)	$(43.9)

Products	380.0	242.3	436.8	290.3	(56.8)	(48.0)

Total net sales	$1,152.9	$517.5	$1,278.0	$609.4	$(125.1)	$(91.9)

Services	$230.2	$81.9	$268.8	$99.8	$(38.6)	$(17.9)

Products	43.1	40.7	107.8	58.8	(64.7)	(18.1)

Total gross profit	$273.3	$122.6	$376.6	$158.6	$(103.3)	$(36.0)

Services	29.8%	29.8%	32.0%	31.3%	(220) bps	(150) bps

Products	11.3%	16.8%	24.7%	20.3%	(1,330) bps	(350) bps

Total gross margin	23.7%	23.7%	29.5%	26.0%	(580) bps	(230) bps

Operating expenses[10]	$147.1	$63.8	$165.8	$77.3	$(18.7)	$(13.5)

Operating profit	$126.2	$58.8	$210.8	$81.3	$(84.6)	$(22.5)

Operating margin	10.9%	11.4%	16.5%	13.3%	(550) bps	(200) bps

9 - There is no difference between GAAP and Non-GAAP segment results; as the GAAP to Non-GAAP adjustments shown in Note 1 below are not assigned to the segment, as these adjustments relate to items that are considered non-routine in nature and thus do not impact the way in which the business is managed or performance is assessed.

10 - Operating expenses include shared corporate charges of $62.8 and $77.8 in the three months ended June 30, 2022 and 2021 and $133.6 and $150.0 in the six months ended June 30, 2022 and 2022 which are not reflected in the segment operating results, as these expenses are managed separately and not included in the segment results used to manage the business and assess performance. The unassigned corporate charges consist primarily of finance, IT, HR and legal expenditures.

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT EARNINGS PER SHARE)

	Q2 2022	Q2 2021	YTD 6/30/2022	YTD 6/30/2021

Net sales

Services	$525.4	$586.7	$1,051.6	$1,160.3

Products	326.3	356.8	629.9	727.1

Total	851.7	943.5	1,681.5	1,887.4

Cost of sales

Services	375.1	409.9	749.3	799.5

Products	315.8	281.7	586.1	562.8

Total	690.9	691.6	1,335.4	1,362.3

Gross profit	160.8	251.9	346.1	525.1

Gross margin	18.9%	26.7%	20.6%	27.8%

Operating expenses

Selling and administrative expense	213.8	204.8	394.8	408.2

Research, development and engineering expense	33.1	35.6	65.4	69.7

(Gain) loss on sale of assets, net	—	(1.4)	0.2	(1.9)

Impairment of assets	5.4	—	60.6	—

Total	252.3	239.0	521.0	476.0

Percent of net sales	29.6%	25.3%	31.0%	25.2%

Operating profit (loss)	(91.5)	12.9	(174.9)	49.1

Operating margin	(10.7)%	1.4%	(10.4)%	2.6%

Other income (expense)

Interest income	1.0	2.3	2.3	4.0

Interest expense	(49.6)	(49.7)	(97.7)	(98.4)

Foreign exchange gain (loss), net	2.3	(9.2)	(2.4)	(3.5)

Miscellaneous, net	4.6	2.7	7.2	2.0

Total other (expense)	(41.7)	(53.9)	(90.6)	(95.9)

Loss before taxes	(133.2)	(41.0)	(265.5)	(46.8)

Income tax expense (benefit)	64.2	(11.2)	115.1	(10.0)

Equity in loss of unconsolidated subsidiaries	(1.7)	(0.5)	(2.4)	(1.6)

Net loss	(199.1)	(30.3)	(383.0)	(38.4)

Net income (loss) attributable to noncontrolling interests	0.1	—	(0.7)	—

Net loss attributable to Diebold Nixdorf, Incorporated	$(199.2)	$(30.3)	$(382.3)	$(38.4)

Basic and diluted weighted-average shares outstanding	79.0	78.3	78.9	78.2

Net loss attributable to Diebold Nixdorf, Incorporated

Basic and diluted loss per share	$(2.52)	$(0.39)	$(4.85)	$(0.49)

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	6/30/2022	12/31/2021
ASSETS

Current assets

Cash, cash equivalents, and restricted cash	$249.9	$388.9

Short-term investments	31.4	34.3

Trade receivables, less allowances for doubtful accounts	563.1	595.2

Inventories	642.2	544.2

Other current assets	362.0	324.7

Total current assets	1,848.6	1,887.3

Securities and other investments	8.2	11.0

Property, plant and equipment, net	117.2	138.1

Goodwill	688.9	743.6

Customer relationships, net	242.3	301.7

Other assets	276.9	425.5

Total assets	$3,182.1	$3,507.2

LIABILITIES AND EQUITY

Current liabilities

Notes payable	$10.8	$47.1

Accounts payable	718.1	706.3

Deferred revenue	335.0	322.4

Other current liabilities	592.4	673.6

Total current liabilities	1,656.3	1,749.4

Long-term debt	2,411.7	2,245.6

Long-term liabilities	361.3	349.2

Total Diebold Nixdorf, Incorporated shareholders’ equity	(1,257.7)	(845.1)

Noncontrolling interests	10.5	8.1

Total equity	(1,247.2)	(837.0)

Total liabilities and equity	$3,182.1	$3,507.2

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DIEBOLD NIXDORF, INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	YTD 6/30/2022	YTD 6/30/2021

Cash flow from operating activities

Net loss	$(383.0)	$(38.4)

Adjustments to reconcile net loss to cash flow used by operating activities:

Depreciation and amortization	29.1	38.5

Amortization of Wincor Nixdorf purchase accounting intangible assets	36.1	39.8

Amortization of deferred financing costs into interest expense	8.3	8.7

Deferred income taxes	130.4	(3.9)

Impairment of assets	60.6	—

Other	8.7	6.1

Changes in certain assets and liabilities

Trade receivables	(4.3)	(2.3)

Inventories	(136.0)	(96.0)

Accounts payable	46.0	70.4

Income taxes	(36.1)	(34.2)

Deferred revenue	24.0	(40.6)

Warranty liability	(2.8)	(0.2)

Certain other assets and liabilities	(87.6)	(91.6)

Net cash provided (used) by operating activities	(306.6)	(143.7)

Cash flow from investing activities

Capital expenditures	(8.1)	(6.2)

Capitalized software development	(17.4)	(11.2)

Proceeds from divestitures, net of cash divested	10.5	5.8

Net short-term investment activity	8.1	27.0

Change in certain other assets	—	1.7

Net cash provided (used) by investing activities	(6.9)	17.1

Cash flow from financing activities

Net debt borrowings (repayments)	186.0	23.1

Contributions from noncontrolling interest holders	—	12.7

Other	(5.7)	(6.3)

Net cash provided by financing activities	180.3	29.5

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5.5)	(0.6)

Change in cash, cash equivalents and restricted cash	(138.7)	(97.7)

Add: Cash included in assets held for sale at beginning of period	3.1	2.7

Less: Cash included in assets held for sale at end of period	3.4	5.2

Cash, cash equivalents and restricted cash at the beginning of the period	388.9	324.5

Cash, cash equivalents and restricted cash at the end of the period	$249.9	$224.3

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Notes for Non-GAAP Measures

To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company utilizes certain financial measures that are not prepared in accordance with GAAP, including Non-GAAP results, EBITDA and Adjusted EBITDA, adjusted earnings per share, free cash flow (use) and net debt.

1.	Profit/loss summary ($ in millions):

Three months ended June 30, 2022 compared to three months ended June 30, 2021

	Q2 2022						Q2 2021

	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales

GAAP results	$851.7	$160.8	18.9%	$252.3	$(91.5)	(10.7)%	$943.5	$251.9	26.7%	$239.0	$12.9	1.4%

Restructuring and transformation expenses	—	13.1		(65.2)	78.3		—	11.2		(19.2)	30.4

Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—	—		(17.6)	17.6		—	—		(19.9)	19.9

Held for sale non-core European retail business	(5.7)	0.5		(4.8)	5.3		—	—		—	—

Non-routine income/expense:

Legal/deal expense	—	—		(0.8)	0.8		—	—		(1.7)	1.7

Crisis in Ukraine costs	—	—		(1.2)	1.2		—	—		—	—

Divestitures and fixed asset sales	—	—		—	—		—	—		1.3	(1.3)

Impairment from facility closure	—	—		(5.4)	5.4		—	—		—	—

Inventory charge for legacy products	—	34.4		—	34.4		—	—		—	—

Other	—	1.1		0.3	0.8		—	(1.3)		(0.8)	(0.5)

Non-routine expenses, net	—	35.5		(7.1)	42.6		—	(1.3)		(1.2)	(0.1)

Non-GAAP results	$846.0	$209.9	24.8%	$157.6	$52.3	6.2%	$943.5	$261.8	27.7%	$198.7	$63.1	6.7%

	Q2 2022			Q2 2021

	Services	Products	Total	Services	Products	Total

GAAP Gross Profit	$150.3	$10.5	$160.8	$176.8	$75.1	$251.9

Restructuring and transformation expenses	4.4	8.7	13.1	10.1	1.1	11.2

Held for sale non-core European retail business	2.9	(2.4)	0.5	—	—	—

Non-routine income/expense:

Inventory charge for legacy products	—	34.4	34.4	—	—	—

Other	1.1	—	1.1	(1.9)	0.6	(1.3)

Non-routine expenses, net	1.1	34.4	35.5	(1.9)	0.6	(1.3)

Non-GAAP Gross Profit	$158.7	$51.2	$209.9	$185.0	$76.8	$261.8

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Six months ended June 30, 2022 compared to six months ended June 30, 2021

	YTD Q2 2022						YTD Q2 2021

	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales	Net Sales	Gross Profit	% of Sales	OPEX	OP	% of Sales

GAAP results	$1,681.5	$346.1	20.6%	$521.0	$(174.9)	(10.4)%	$1,887.4	$525.1	27.8%	$476.0	$49.1	2.6%

Restructuring and transformation expenses	—	13.1		(65.2)	78.3		—	11.7		(41.9)	53.6

Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	—			(36.1)	36.1		—	—		(39.8)	39.8

Held for sale non-core European retail business	(11.1)	1.4		(10.3)	11.7		—	—		—	—

Non-routine income/expense:

Legal/deal expense	—	—		(1.9)	1.9		—	—		(2.3)	2.3

North America ERP impairment	—	—		(38.4)	38.4		—	—		—	—

Russia/Ukraine Impairment	—	—		(16.8)	16.8		—	—		—	—

Crisis in Ukraine Costs	—	—		(2.5)	2.5		—	—		—	—

Divestitures and fixed asset sales	—	—		—	—		—	—		1.9	(1.9)

Impairment from facility closures	—	—		(5.4)	5.4		—	—		—	—

Inventory charge for legacy products	—	34.4		—	34.4		—	—		—	—

Other	—	0.9		0.1	0.8		—	(1.6)		(0.8)	(0.8)

Non-routine expenses, net	—	35.3		(64.9)	100.2		—	(1.6)		(1.2)	(0.4)

Non-GAAP results	$1,670.4	$395.9	23.7%	$344.5	$51.4	3.1%	$1,887.4	$535.2	28.4%	$393.1	$142.1	7.5%

	YTD Q2 2022			YTD Q2 2021

	Services	Products	Total	Services	Products	Total

GAAP Gross Profit	$302.3	$43.8	$346.1	$360.8	$164.3	$525.1

Restructuring and transformation expenses	4.4	8.7	13.1	10.1	1.6	11.7

Held for sale non-core European retail business	4.5	(3.1)	1.4	—	—	—

Non-routine income/expense:

Inventory charge for legacy products	—	34.4	34.4	—	—	—

Other	0.9	—	0.9	(2.3)	0.7	(1.6)

Non-routine expenses, net	0.9	34.4	35.3	(2.3)	0.7	(1.6)

Non-GAAP Gross Profit	$312.1	$83.8	$395.9	$368.6	$166.6	$535.2

Restructuring and transformation expenses incurred in 2022 relate to the recently announced cost savings initiative focused on operational simplification and automation of processes, and the expenses incurred include severance charges, payroll expenses of employees transitioning out of the organization and costs of third-parties assisting with the execution of the program. Restructuring and transformation expenses incurred in 2021 are consistent in nature with 2022, but relate to the DN Now initiative focused on transitioning to a shared service model which culminated in the fourth quarter of 2021. The Wincor Nixdorf intangible asset amortization relates to the intangible assets established in purchase accounting as management believes that this is useful information to investors by highlighting the impact on the company’s operations. Held for sale non-core European retail business relates to the 2022 results of a majority-owned business that the company is committed to deconsolidate, that beginning in 2022 is excluded from the metrics used to evaluate the core business and assign resources, and which will be autonomous following completion of a data center project which commenced in 2022. Legal and deal expense primarily relates to third-party expenses and fees paid by the company for M&A activity. North America ERP impairment relates to the decision made by new leadership to indefinitely suspend the North America ERP implementation and strategically shift the digital transformation initiatives to the Company’s distribution subsidiaries which have a much greater opportunity for process standardization and related cost reductions. Russia/Ukraine impairment relates to the charges taken for trade receivables from customers in the region that are doubtful of being collected, inventory specifically for customers in the region and various other assets which are not recoverable. Crisis in Ukraine costs primarily relate to humanitarian efforts for our employees and their families, as well as expenses incurred in connection with the economic sanctions levied and steps taken to-date to liquidate our Russian distribution subsidiary. The divestitures and fixed asset sales relates primarily to the divestitures of non-core businesses in 2021. Impairment from facility closures is the write-down of right-of-use assets and related leasehold improvements for facilities identified for closure under the simplified operating model. The inventory charge for legacy products relates to excess and obsolete inventory as a result of a decision to streamline the company’s product portfolio.

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2.	Reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA (Non-GAAP measures) ($ in millions):

	Q2 2022	Q2 2021	YTD 6/30/2022	YTD 6/30/2021	TTM 6/30/2022

Net loss	$(199.1)	$(30.3)	$(383.0)	$(38.4)	$(422.7)

Income tax expense (benefit)	64.2	(11.2)	115.1	(10.0)	152.8

Interest income	(1.0)	(2.3)	(2.3)	(4.0)	(4.4)

Interest expense	49.6	49.7	97.7	98.4	194.6

Depreciation and amortization	32.2	38.6	65.2	78.3	136.0

EBITDA	(54.1)	44.5	(107.3)	124.3	56.3

Share-based compensation	5.2	4.5	6.9	8.0	12.7

Amortization of cloud-based software implementation costs	0.5	—	1.0	—	1.0

Foreign exchange (gain) loss, net	(2.3)	9.2	2.4	3.5	0.9

Miscellaneous, net	(4.6)	(2.7)	(7.2)	(2.0)	(8.6)

Equity in loss of unconsolidated subsidiaries	1.7	0.5	2.4	1.6	0.5

Restructuring and transformation expenses	77.5	30.4	77.5	51.6	122.9

Non-routine (income)/expense, net	42.6	(0.1)	100.2	(0.4)	119.1

Held for sale non-core European retail business	4.4	—	9.9	—	9.9

Adjusted EBITDA	$70.9	$86.3	$85.8	$186.6	$314.7

Adjusted EBITDA % revenue	8.3%	9.1%	5.1%	9.9%	8.5%

The company defines EBITDA as net loss excluding income tax benefit/expense, net interest expense, and depreciation and amortization expense. Consistent with the company’s credit agreement, Adjusted EBITDA is EBITDA excluding the effects of the following items: share-based compensation, amortization of cloud-based software implementation costs, foreign exchange gain/loss net, miscellaneous net, equity in earnings of unconsolidated subsidiaries, restructuring and transformation expenses, non-routine expenses and the adjusted EBITDA loss of our held for sale non-core European retail business, as outlined in Note 1 of the Non-GAAP measures. To remain comparable to the U.S. GAAP depreciation and amortization measures, the company excluded the amortization of Wincor Nixdorf purchase accounting intangible assets from non-routine expenses, net in the Adjusted EBITDA reconciliation of $17.6 and $19.9 for the three months ended June 30, 2022 and 2021 and $36.1 and $39.8 for the six months ended June 30, 2022 and 2021. Additionally, $0.8 of restructuring-related share-based compensation activity was excluded from restructuring and transformation expenses for the three and six months ended June 30, 2022 and $2.0 of accelerated depreciation expense for the six months ended June 30, 2021 was excluded from restructuring and transformation expenses. Deferred financing fees amortization is included in interest expense; as a result, the company excluded from the depreciation and amortization caption $4.0 and $4.3 for the three months ended June 30, 2022 and 2021 and $8.3 and $8.7 for the six months ended June 30, 2022 and 2021.

These are Non-GAAP financial measures used by management to enhance the understanding of our operating results. EBITDA and Adjusted EBITDA are key measures we use to evaluate our operational performance. We provide EBITDA and Adjusted EBITDA because we believe that investors and securities analysts will find EBITDA and Adjusted EBITDA to be useful measures for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, EBITDA and Adjusted EBITDA should not be considered as alternatives to net income as a measure of operating results or as alternatives to cash flows from operating activities as a measure of liquidity in accordance with GAAP.

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3.

Reconciliation of GAAP net loss and net loss attributable to Diebold Nixdorf, Incorporated to Non-GAAP net income (loss) and net income (loss) attributable to Diebold Nixdorf, Incorporated, and diluted GAAP EPS to Non-GAAP EPS ($ in millions, except per share data):

	Q2 2022		Q2 2021		YTD 6/30/2022		YTD 6/30/2021

	$	per share	$	per share	$	per share	$	per share

Net loss	$(199.1)	$(2.52)	$(30.3)	$(0.39)	$(383.0)	$(4.85)	$(38.4)	$(0.48)

Net income (loss) attributable to noncontrolling interests	0.1	—	—	—	(0.7)	—	—	0.01

Net loss attributable to Diebold Nixdorf, Incorporated	$(199.2)	$(2.52)	$(30.3)	$(0.39)	$(382.3)	$(4.85)	$(38.4)	$(0.49)

Restructuring and transformation expenses	78.3	0.99	30.4	0.39	78.3	0.99	53.6	0.69

Amortization of Wincor Nixdorf purchase accounting intangible assets (non-cash)	17.6	0.22	19.9	0.25	36.1	0.46	39.8	0.51

Held for sale non-core European retail business	5.3	0.07	—	—	11.7	0.15	—	—

Non-routine income/expense:

Legal/deal expense	0.8	0.01	1.7	0.02	1.9	0.02	2.3	0.03

North America ERP Impairment	—	—			38.4	0.49

Russia/Ukraine Impairment	—	—			16.8	0.21

Crisis in Ukraine costs	1.2	0.02			2.5	0.03

Divestitures and fixed asset sales	—	—	(1.3)	(0.02)	—	—	(1.9)	(0.02)

Impairment from facility closure	5.4	0.07	—	—	5.4	0.07	—	—

Inventory charge/gain	34.4	0.44	—	—	34.4	0.44	—	—

Other	0.8	0.01	(0.5)	—	0.8	0.01	(0.8)	(0.01)

Non-routine (income)/expense, net	42.6	0.55	(0.1)	0.02	100.2	1.27	(0.4)	0.03

Valuation allowance	127.4	1.61	—	—	127.4	1.61	—	—

Tax impact (inclusive of allocation of discrete tax items)	(40.5)	(0.51)	(11.9)	(0.15)	(66.4)	(0.84)	(23.2)	(0.30)

Total adjusted net income (loss) (Non-GAAP measure)	$31.6	$0.38	$8.0	$0.10	$(96.3)	$(1.22)	$31.4	$0.40

Net income (loss) attributable to noncontrolling interests	0.1	—	—	—	(0.7)	(0.01)	—	—

Total adjusted net income (loss) attributable to Diebold Nixdorf, Incorporated (Non-GAAP measure)	$31.5	$0.38	$8.0	$0.10	$(95.6)	$(1.21)	$31.4	$0.40

Refer to note 1 for additional information on non-routine (income)/expense for the periods presented.

4.	Net debt is calculated as follows ($ in millions):

	June 30, 2022	December 31, 2021	June 30, 2021

Cash, cash equivalents, restricted cash and short-term investments (GAAP measure)	$281.3	$423.2	$232.4

Cash included in assets held for sale	3.4	3.1	5.2

Debt instruments	(2,422.5)	(2,292.7)	(2,351.6)

Net debt (Non-GAAP measure)	$(2,137.8)	$(1,866.4)	$(2,114.0)

We believe that given the significant cash, cash equivalents and short-term investments on its balance sheet that net cash against outstanding debt is a meaningful measure.

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PR_22-4065

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